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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 28, 2013
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Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Realogy Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-179896	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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175 Park Avenue
Madison, NJ 07940
(Address of Principal Executive Offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02	Termination of a Material Definitive Agreement.

On May 28, 2013, Realogy Group LLC (“Realogy Group”), an indirect wholly owned subsidiary of Realogy Holdings Corp. (“Realogy Holdings”), redeemed the $492 million aggregate principal amount of outstanding 11.50% Senior Notes due 2017 (the “11.50% Senior Notes”) in accordance with the terms and provisions of the indenture governing the 11.50% Senior Notes, dated as of January 5, 2011 (as supplemented, the “11.50% Senior Notes Indenture”), among Realogy Group, Realogy Holdings, the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A. as trustee, at a redemption price of 105.750%. In connection with the redemption of the 11.50% Senior Notes, Realogy Group paid total consideration of approximately $527 million, which included the applicable redemption premium and accrued and unpaid interest. Immediately following such redemption, Realogy Group cancelled the 11.50% Senior Notes and discharged the 11.50% Senior Notes Indenture in accordance with its terms.
The 11.50% Senior Notes were redeemed using the net proceeds from the offering of 3.375% Senior Notes due 2016 consummated on April 26, 2013 and borrowings under Realogy Group's revolving credit facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Holdings Corp.

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: Executive Vice President, Chief Financial Officer and Treasurer

Date: May 28, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Group LLC

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: Executive Vice President, Chief Financial Officer and Treasurer
Date: May 28, 2013